                                                                    EXHIBIT 10.8


                          ALLIANCE LAUNDRY SYSTEMS LLC

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT (this "Agreement") is made as of May 5, 1998, by and
                                ---------
between Alliance Laundry Systems LLC, a Delaware limited liability company (the "Company"), and Thomas F. L'Esperance ("Executive"). Any capitalized terms used
 -------                                ---------
herein and otherwise not defined shall have the meanings assigned to them in
Section 10 hereof.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Employment.  The Company shall employ Executive, and Executive
               ----------
hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 4 hereof (the "Employment Period").
                                      -----------------

          2.   Position and Duties.
               -------------------

          (a) During the Employment Period, Executive shall serve as the Chief Executive Officer of the Company and shall have duties substantially consistent with those Executive held while President of Raytheon Commercial Laundry, and otherwise shall have the normal duties, responsibilities and authority of a Chief Executive Officer, subject to the overall discretion and authority of the Board.

          (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and civic affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          3.   Base Salary and Benefits.
               ------------------------

          (a) During the Employment Period, Executive shall receive an initial base salary of Two Hundred Sixty-Five Thousand Dollars ($265,000) per annum, or such other higher rate as the Board may designate from time to time (the "Base
                                                                          ----
Salary"), which shall be payable in regular
------
installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, and Executive shall be entitled to five (5) weeks of paid vacation each year, of which not more than two (2) weeks may be carried forward for use in any given subsequent year.

          (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (c) In addition to the Base Salary, the Board shall award a bonus to Executive following the end of each fiscal year during the Employment Period (the "Bonus"). The Bonus for 1998 and 1999 will be conditioned upon the
      -----
Company's EBITDA (as defined on Schedule A) exceeding 80% of the Target EBITDA (as defined in Schedule A) for such year and will be a percentage of the Base
               ----------
Salary as listed on Schedule A attached hereto and incorporated herein by
                    ----------
reference.   The "Target EBITDA" for each fiscal year of the Employment Period
                  -------------
past 1999 will be an EBITDA (as defined in Schedule A) for the Company which is
                                           ----------
to be mutually agreed upon by Executive and the Board.

          4.   Term.
               ----

          (a) The Initial Employment Period shall be for a period of five (5) years. Notwithstanding the preceding sentence, (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or permanent incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.

          (b) If the Employment Period is terminated by the Company for any reason (such termination shall include but not be limited to be construed to mean termination due to the death, permanent disability, permanent incapacity of Executive and/or the lapsing of the Initial Employment Period by the passage of time) other than for Cause, Executive shall be entitled to receive (i) his Base Salary during the Severance Period at the rate in effect immediately prior to his termination and (ii) his Bonus for the fiscal year in which Executive is terminated, pro rated according to the number of days which passed in such fiscal year prior to Executive's termination under this paragraph 4(b), payable in the customary manner of the Company and (iii) Company paid continuation of Executive's (and the [surviving] spouse and unemancipated children of Executive) medical, dental and health benefits for the Severance Period. As a condition to the Company's obligations (if any) to make severance payments pursuant to this paragraph 4(b), Executive will execute and deliver a general release in form and substance satisfactory to the Company.

Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any amounts payable under this paragraph 4(b) during such times as Executive is in breach of Sections 5, 6 or 7 hereof or the Executive Purchase Agreement.


          (c) If the Employment Period is (A) terminated by the Company for Cause or (B) voluntarily terminated by the Executive, Executive shall be entitled to receive his Base Salary through the date of termination, such Base Salary being payable in the same manner as if Executive had not been terminated. Executive's right to fringe benefits and bonuses hereunder (if any) shall cease upon such termination for Cause.

          (d) In the event of a termination of Executive's employment for any reason, Executive shall not be required to seek other employment; in addition, subject to the last sentence of paragraph 4(b), no amount payable under Section 4 of this Agreement shall be reduced by any compensation earned by Executive as a result of employment by another employer after such termination of employment with the Company.

          5.   Confidential Information.  Executive acknowledges that the
               ------------------------
information, observations and data obtained by him while employed by the Company and its Subsidiaries (including those obtained while employed by Raytheon and Raytheon Commercial Laundry prior to the date of this Agreement and the merger of RCL with and into Raytheon Commercial Laundry pursuant to the Merger Agreement) concerning the business or affairs of the Company, or its predecessor, or any other Subsidiary ("Confidential Information") are the
                                       ------------------------
property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

          6.   Inventions and Patents.  Executive acknowledges that all
               ----------------------
inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company or its predecessor and its Subsidiaries ("Work Product") belong
                                                         ------------
to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          7.   Non-Compete, Non-Solicitation.
               -----------------------------

          (a) In further consideration of the compensation to be paid to Executive under Sections 3 and 4 hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar, and during his employment with Raytheon and Raytheon Commercial Laundry he has become familiar, with the Company's trade secrets and with other Confidential Information concerning the Company and its predecessors and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to Raytheon, Raytheon Commercial Laundry, the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for two (2) years thereafter (the "Noncompete Period"), he shall not
                                       -----------------
directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

          (c) Notwithstanding anything in this Agreement to the contrary, the Executive's obligations under Section 7(a) shall be suspended if the Company's obligations under paragraph 4(b) are past due by 10 business days; provided,
                                                                   --------
however, that if the Company pays any delinquent obligations owed under
-------
paragraph 4(b), the Executive shall once again be subject to this Section 7 as if his obligations hereunder had never been suspended.

          8.   Enforcement.  If, at the time of enforcement of Sections 5, 6 or
               -----------
7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope of geographical area reason able under such circumstances shall be substituted for the stated period, scope or area.
Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of Section 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in Section 7 are reasonable, but are subject to the provisions of
Section 12 herein.

          9.   Representations.
               ---------------

          (a) Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          (b) Company hereby represents and warrants to Executive that the Agreement shall have no adverse effect upon the consideration of Executive set forth within his Retention Agreement dated September 30, 1997, as amended, and shall in no manner be construed as limiting or voiding the viability and effectivity of such Retention Agreement.

          10.  Definitions.
               -----------

          "Board" shall mean the Company's board of directors.
           -----

          "Cause" shall mean (i) the commission of a felony or the commission of
           -----
any act or omission involving moral turpitude, dishonesty, disloyalty or fraud,
(ii) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (iv) failure to accept and cooperate with actions and initiatives assigned to the Executive by the Board or (v) any breach of this Agreement or the Executive Purchase Agreement.

          "Executive Purchase Agreement" shall mean that certain Executive Unit
           ----------------------------
Purchase Agreement, dated as of the date hereof, by and between the Company and the Executive.

          "Holdings" shall mean Alliance Laundry Holdings LLC, the parent and
           --------
Manager of the Company.

          "Merger Agreement" shall mean that certain Agreement and Plan of
           ----------------
Merger, dated February 21, 1998, by and among RCL, Bain/RCL, L.L.C., Raytheon Commercial Laundry and Raytheon.

          "Operating Agreement" shall mean the Amended and Restated Limited
           -------------------
Liability Company Agreement of Holdings.

          "Person" means an individual or a corporation, partnership, limited
           ------
liability company, trust, unincorporated organization, association or other entity.

          "Raytheon" shall mean Raytheon Company.
           --------

          "Raytheon Commercial Laundry" shall mean Raytheon Commercial Laundry
           ---------------------------
L.L.C..

          "RCL" shall mean  RCL Acquisitions, L.L.C.
           ---

          "Severance Period" shall mean the greater of (i) twenty-four (24)
           ----------------
months or (ii) the remainder of the Employment Period.

          "Subsidiaries" shall mean any entity of which the securities having a
           ------------
majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

          11.  Survival.  Sections 3 through 20 shall survive and continue in
               --------
full in accordance with their terms notwithstanding any termination of the Employment Period.

          12.  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:
          --------------------

          Thomas F. L'Esperance
          1945 Cliffview Court
          Oshkosh, WI  54901


          Notices to the Company:
          ----------------------

          Alliance Laundry Systems LLC
          c/o Bain Capital, Inc.
          Two Copley Plaza
          Boston, MA 02116

          Attn:     Robert C. Gay
                    Edward Conard
                    Stephen Zide

          with a copy to:
          --------------

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Attn:     James L. Learner

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

          13.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          14.  Complete Agreement.  This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Any rights of Executive hereunder shall be in addition to any rights Executive may otherwise have under benefit plans or agreements of the Company to which he is a party or in which he is a participant, including, but not limited to, any Company sponsored employee benefit plans. Provisions of this Agreement shall not in any way abrogate Executive's rights under such other plans and agreements.

          15.  No Strict Construction.  The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          16.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          17.  Successors and Assigns.  This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          18.  Choice of Law/Disputes/Resolution.
               ---------------------------------

          (a) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wisconsin. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and
                          --------
settled in accordance with the provisions of this Section.

          (b) The parties hereto shall use all reasonable efforts to settle all Disputes without resorting to arbitration. If any Dispute remains unsettled, a party hereto may commence proceedings hereunder by delivering a written notice from one to the other such party (the "Demand") providing reasonable description
                                       ------
of the Dispute to the others and expressly requesting arbitration hereunder, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns.

          (c) The arbitration shall be conducted in Chicago, Illinois by three arbitrators acting by majority vote (the "Panel") appointed pursuant to the
                                          -----
commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator so selected becomes
                        ---------
unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the AAA Rules. Notwithstanding the foregoing: (i) each party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a party intends to present in such earing; and (ii) each party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the parties; provided that if the parties cannot agree on
                                    --------
the terms of such discovery, the nature and extent thereof shall be determined by the Panel which shall taken into account the needs of the parties and the desirability of making discovery expeditious and cost effective. The award shall be in writing and shall specify the factual and legal basis for the award. The parties hereto agree that monetary damages may be inadequate and that any party by whom this Agreement is enforceable shall be entitled to seek specific performance of the arbitrators' decision from a court of competent jurisdiction, in addition to any other appropriate relief or remedy; provided that no claimed
                                                       --------
or actual breach of any provision of this Agreement that survives the execution hereof shall be cause for rescission of this Agreement, the only remedies shall be claims for damages that were approximately caused by the breach, or specific performance. Any arbitration award shall be binding and enforceable against the parties hereto and judgment may be entered thereon in any court of competent jurisdiction.

          19.  Expenses.  Each party will pay their own costs and expenses
               --------
(including court costs, fees of arbitration proceedings, and reasonable attorneys' fees) incurred as a result of any claim, action or proceeding arising out of, or challenging the validity or enforceability of, this Agreement or any provision hereof; provided, however, that if the Executive prevails in any such
                  --------  -------
claim, action or proceeding, the Company shall pay the Executive's cost and expenses related thereto and provided, further, that the non-prevailing party in
                             --------  -------
any such claim, action or proceeding shall be responsible for the Panel's (if any) fees and expenses.

          20.  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


                             *    *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.


                              ALLIANCE LAUNDRY SYSTEMS LLC

                              By:_______________________________________

                              Its:______________________________________



                              __________________________________________
                              THOMAS F. L'ESPERANCE

                                   SCHEDULE A
                                   ----------

Base Pay
--------

1998 Base Pay           $265,000 (Annual Basis)

Target EBITDA Levels
----------------------

1998                                $62,750,000
1999                                $67,500,000

Bonus
-----


Target EBITDA Attainment Levels Percentage         80%  100%  120%

Percentage of Base Salary in Bonus                 0%    80%  200%

Notes:
-----

1. Bonus $ are linear between Target EBITDA Attainment Levels percentages displayed above.
2. For attainment in excess of 120%, Bonus increases at the rate established for movement between the 100% and 200% categories.

Definitions:
-----------

          "EBITDA" for any fiscal period, means consolidated EBITDA as set forth
           ------
in the Compliance Certificate furnished to the Administrative Agent pursuant to
Section 6.2(b) of the Credit Agreement:

          (a) less, an amount equal to all contributions to Alliance Laundry
              ----
S.A. (f/k/a Raytheon Appliances, S.A.) ("RASA") from the Company or any of its
                                         ----
subsidiaries (whether direct or indirect, including without limitation capital contributions, loans, advances, investments and intercompany payables);

provided, that this clause (a) shall not apply (1) with respect to any such
--------
contributions made during fiscal 1998 (subsequent to the Effective Time (as defined in the Merger Agreement)) to the extent that such amounts do not exceed $1,000,000 in the aggregate and (2) with respect to any such contributions made during fiscal 1999 to the extent that such amounts do not exceed $500,000 in the aggregate; and

          (b) less, the aggregate of all payments received pursuant to the
              ----
Supply Agreement as a result of Goodman not purchasing the Target Volume, to the extent that such payments exceed $20 per unit not so purchased.

Terms used in this definition of EBITDA that are not otherwise defined in this agreement shall have the meanings given such terms in the Credit Agreement.

          "Credit Agreement" means that certain Credit Agreement dated, as of
           ----------------
the date hereof, by and among the Company, Holdings, the several banks and other financial institutions or entities from time to time that are parties thereto, Lehman Brothers, as Arranger, Lehman Commercial Paper Inc., a Syndication Agent and General Electric Capital Corporation, as Administrative Agent.

          "Goodman" means Goodman Manufacturing Company, L.P. and its subsidiary
           -------
Amana Company, L.P.

          "Net Sales" means, for any fiscal year, net sales as reflected on the
           ---------
audited financial statements for such year, less (to the extent included therein) revenues from financing activities, royalty income, rental income and other such revenues not arising directly from sales of equipment.

          "Supply Agreement" means that certain Supply Agreement, dated as of
           ----------------
September 10, 1997, by and between Amana Company, L.P. and the Company.

          "Target Volume" means, for any fiscal year, the number of units
           -------------
specified to be purchased by Goodman in such fiscal year pursuant to the Supply Agreement.